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                          [ALSTON&BIRD LLP LETTERHEAD]



                                 March 20, 2002

Mohawk Industries, Inc.
160 S. Industrial Blvd.
Calhoun, Georgia 30701


     Re: Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 Covering a Maximum 2,086,305 Shares of Common Stock of Mohawk Industries, Inc. (the "Registrant")



Ladies and Gentlemen:

     This opinion is being rendered in connection with Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (the "Post-Effective Amendment") filed by the Registrant, which relates to 2,086,305 shares of the Registrant's common stock, $.01 par value per share (the "Shares"). All of the Shares are issuable pursuant to options issued under the Dal-Tile International Inc. 1990 Stock Option Plan (as amended and restated) (also known as the 2000 Amended and Restated Option Plan (the "Plan")). Such options were assumed by the Registrant pursuant to the Agreement and Plan of Merger, as amended, dated as of November 19, 2001, by and between the Registrant, Maverick Merger Sub, Inc. and Dal-Tile International Inc. (the "Merger Agreement"). All of the Shares were previously registered on the Registrant's Registration Statement on Form S-4 (File No. 333-74806) (the "Form S-4") and were transferred to Registration Statement on Form S-8 by way of a Post-Effective Amendment No. 1 to the Form S-4.

     As counsel for the Registrant, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by Registrant in connection with the authorization, registration, issuance, and sale of the Shares.



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     Based upon the foregoing, it is our opinion that the Shares will, upon their issuance in accordance with the terms and conditions set forth in the Plan, be duly authorized and validly issued, fully paid and non-assessable under the laws of the State of Delaware.

     We hereby consent to the use of our name in the Post-Effective
Amendment and to the filing of this opinion as part of the Post-Effective Amendment. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      ALSTON & BIRD LLP

                                      By:  /s/ Alexander W. Patterson
                                         --------------------------------
                                          Alexander W. Patterson

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